UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 28, 2023

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 9, 2023, Crimson Wine Group, Ltd. (the “Company”) filed a Current Report on Form 8-K/A (the “Report Amendment”) to amend and restate in its entirety the Current Report on Form 8-K filed by the Company on July 31, 2023 (the “Original Report”). The Report Amendment was filed to correct errors in the tabulation of votes in connection with the Company’s Annual Meeting of Stockholders held on July 28, 2023 (the “Annual Meeting”) that were reported by the Company in the Original Report in reliance on a Certificate of Inspector from the Company’s independent inspector of elections, American Stock Transfer & Trust Company LLC (the “Elections Inspector”). In reliance on a revised Certificate of Inspector from the Elections Inspector (the “Revised Certificate of Inspector”), the Company filed the Report Amendment to report, among other things, what the Company believed to be the correct voting results with respect to the proposal to approve an amendment to the Company’s amended and restated certificate of incorporation to preserve the Company’s tax benefits (the “Charter Amendment Proposal”). The Elections Inspector subsequently notified the Company that the Elections Inspector’s revised calculation of voting results for the Charter Amendment Proposal as reflected in the Revised Certificate of Inspector was incorrectly tabulated based upon a voting quorum instead of based upon the total outstanding shares entitled to vote at the Annual Meeting as set forth under the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on June 1, 2023. Based upon the correct voting tabulation, it was determined that the Charter Amendment Proposal did not obtain the requisite votes to pass. As a result, the Report Amendment erroneously reported that the Charter Amendment Proposal was approved at the Annual Meeting. This Current Report on Form 8-K/A is being filed to amend and restate in its entirety the Report Amendment and cancels the approval of the Charter Amendment Proposal, eliminates Item 3.03 to the Report Amendment and removes Exhibit 3.1 from Item 9.01.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of the Company at the Annual Meeting of Stockholders of the Company held on July 28, 2023.

1. Election of Directors

Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	Votes For	Number of Shares Withheld	Broker Non-Votes
John D. Cumming	14,995,863	943,022	3,662,890
Annette D. Alvarez-Peters	15,174,429	764,456	3,662,890
Douglas M. Carlson	14,036,126	1,902,759	3,662,890
Avraham M. Neikrug	14,181,004	1,757,881	3,662,890
Colby A. Rollins	14,020,470	1,918,415	3,662,890
Joseph S. Steinberg	14,998,263	940,622	3,662,890
Luanne D. Tierney	14,182,015	1,756,870	3,662,890

2. Ratification of BPM LLP as independent registered public accounting firm of the Company for the year ending December 31, 2023.

The ratification of BPM LLP was approved, and the voting results are set forth below:

Votes For:	18,761,901
Votes Against:	7,280
Votes Abstained:	832,594

3. Approval of the advisory resolution approving the compensation of the Company’s named executive officers (“say-on-pay”).

The advisory resolution on say-on-pay was approved, and the voting results are set forth below:

Votes For:	14,840,432
Votes Against:	1,079,508
Votes Abstained:	18,945
Broker Non-Votes:	3,662,890

4. Approval of the Charter Amendment Proposal.

The Charter Amendment Proposal was not approved, and the voting results are set forth below:

Votes For:	10,669,959
Votes Against:	4,570,681
Votes Abstained:	698,226
Broker Non-Votes:	3,662,909

Item 7.01    Regulation FD Disclosure.

On August 7, 2023, the Company received a letter from the Elections Inspector regarding its oversight of the revocation and revoting of certain votes on the Charter Amendment Proposal, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On August 10, 2023, the Company received a letter from the Elections Inspector regarding its incorrect calculation of voting results for the Charter Amendment Proposal, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Letter to Crimson Wine Group, Ltd. from Equiniti Trust Company, LLC, dated August 7, 2023.
99.2	Letter to Crimson Wine Group, Ltd. from Equiniti Trust Company, LLC, dated August 10, 2023.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2023

CRIMSON WINE GROUP, LTD.

By: /s/ Jennifer Locke
Name: Jennifer Locke
Title: Chief Executive Officer